Exhibit 99.01

Contacts:	Financial:	Press:
	Stephen Recht	Bridgette Thomas
	Chief Financial Officer	Senior Director of Corporate Communications
	650/610-5212	650/610-3519
Shutterfly Announces Second Quarter 2007 Financial Results
●	52% Increase in Revenues, Year-Over-Year

●	26th Consecutive Quarter of Year-Over-Year Revenue Growth

●	88% Growth in Personalized Products & Services Revenues, Year-Over-Year

●	40% Increase in Orders, Year-Over-Year

●	41% Increase in Transacting Customers, Year-Over-Year
REDWOOD CITY, Calif., August 1, 2007 (BUSINESS WIRE) — Shutterfly, Inc. (NASDAQ:SFLY), an Internet-based social expression and personal publishing service, today announced second quarter 2007 financial results for the period ended June 30, 2007.
“Strong execution across our business drove robust growth across the board – in overall revenues, in revenues from personalized products and services, in orders and in transacting customers,” said president and chief executive officer Jeffrey Housenbold. “Shutterfly continues to grow rapidly in the expanding markets for social expression and personal publishing.”
Second Quarter 2007 Financial Highlights
●	Total revenues were $29.9 million, an increase of 52% over the second quarter 2006, and the twenty-sixth consecutive quarter of year-over-year revenue growth

●	Personalized Products & Services Revenues[1] were $15.6 million, an 88% increase over the second quarter 2006, and comprising 52% of total revenue

●	Revenues from existing customers were 78% of total, as compared to 79% of total for the second quarter 2006

●	Gross profit margins were 50.4% of revenues, as compared to 50.3% of revenues for the second quarter 2006

●	Total operating expenses were $20.6 million, as compared to $13.1 million for the second quarter 2006

●	Adjusted EBITDA[2] was a loss of approximately ($584,000), as compared to a loss of ($285,000) in the second quarter 2006

●	GAAP net loss was ($2.4 million), as compared to ($2.1 million) for the second quarter 2006

●	GAAP net loss per share was ($0.10), as compared to a net loss per share of ($0.54) for the second quarter 2006

[1]	Personalized Products and Services revenues were previously referred to as “Non-print revenues” and include among other things, folded greeting cards, calendars, photobooks, and photo-based merchandizing.

[2]	Adjusted EBITDA is a non-GAAP financial measure that the Company defines as earnings before interest, taxes, depreciation, amortization and stock-based compensation.

●	The Company ended the second quarter of 2007 with $104.0 million in cash and cash equivalents
     Second Quarter 2007 Operating Metrics
●	Orders for the quarter totaled 1.5 million – a 40% increase over the second quarter 2006

●	Transacting customers for the quarter totaled 731,000 – a 41% increase over the second quarter 2006

●	Average order value for the quarter was $20.44, as compared to $18.86 for the second quarter 2006, a year-over-year increase of 8%

●	Average orders per day were 16,100, as compared to 11,400 for the second quarter 2006, a year-over-year increase of 41%
     Recent Operating Highlights
●	Strategic relationship with Target Corporation. Target and Shutterfly entered into a non-exclusive agreement to co-promote Shutterfly photo services through www.targetphoto.shutterfly.com, www.target.com/photo and in select Target stores. Under the terms of the agreement, Target guests can upload and organize their photos online and access Shutterfly’s services to archive, share and print their digital photos, and create photo-based products. Additionally, Shutterfly customers can order prints for pick-up at local Target stores. Over time, Shutterfly will introduce in-store displays of its branded merchandise at select Target retail locations. Customers will be able to purchase Shutterfly ship-to-home products including greeting cards, calendars, and photo books.

●	Acquisition of Make it About Me! Make it About Me! is a publisher of the Sesame Street® book, My Adventure on Sesame Street and My Amazing Alphabet Adventures. Now available on Shutterfly, these adventure books integrate a child’s picture into the book’s illustrations and storyline. This acquisition augments the Company’s personal publishing platform with popular Sesame Street children’s characters and content.

●	Strategic partnership with David’s Bridal. Through this relationship, Shutterfly extends its ability to access bridal customers. The partnership includes a series of promotional efforts, and Shutterfly is one of David’s Bridal’s exclusive website sponsors. Shutterfly is also partnering with David’s Bridal at bridal shows in which they participate nationwide.

●	Appointment of Kathryn Olson as Chief Marketing Officer. Ms. Olson is responsible for expanding Shutterfly’s premium lifestyle brand through integrated marketing, merchandising and customer experience. She will oversee the innovation of Shutterfly’s award-winning products and services, corporate communications and the Company’s overall brand positioning including advertising, customer acquisition and retention, merchandising, direct-marketing and creative services. Ms. Olson has more than 20 years experience in strategic marketing for major consumer brands, including LeapFrog, the William Wrigley Jr. Company, Nordstrom.com, Monsanto Life Sciences and The Quaker Oats Company.

●	Began operations in the Company’s Charlotte, NC manufacturing facility. The Company expects this facility to be fully ramped up for production during the seasonally active fourth quarter.

“Our strong results for the second quarter of 2007 underscore our commitment to grow both rapidly and profitably on an annual basis,” said Stephen Recht, chief financial officer of Shutterfly. “In addition, we have commenced operations in our Charlotte, North Carolina production facility and are on track for full ramp-up in time for the Q4 holiday season.”
Business Outlook
The Company’s financial expectations for the third quarter of 2007 and the full year 2007 are as follows:
Third Quarter 2007:
●	Revenues within the range of $30 million to $31 million, an increase of 42% to 46% as compared to the third quarter of 2006.

●	Gross margins within the range of 47% to 49%.

●	Adjusted EBITDA between ($3.0) million to ($3.5) million.

●	Effective tax rate approximately 40%.

●	Weighted average shares outstanding approximately 24.5 million for diluted EPS purposes.
Full Year 2007:
●	Revenues within the range of $177 million to $180 million, an increase of 44% to 46% as compared to the full year 2006.

●	Gross margins within the range of 54% to 56%.

●	Adjusted EBITDA to range from 15% to 17% of revenues.

●	Capital expenditures approximately 17% of revenues.

●	Effective tax rate approximately 37%.

●	Weighted average shares outstanding to be approximately 26.6 million for diluted EPS purposes.
The foregoing guidance supersedes any guidance previously issued by the Company for the fiscal year ending December 31, 2007. All such previous guidance should no longer be relied upon.
Second Quarter 2007 Conference Call
Management will review the second quarter 2007 financial results and its expectations for subsequent periods at a conference call on August 1, 2007 at 2:00 p.m. Pacific Time. To listen to the call and view the accompanying slides, please visit http://www.shutterfly.com. In the Investor Relations area, found in the “About Us” section, click on the link provided for the webcast, or dial 1-913-312-1297. The webcast, as well as a podcast, will be archived and available at http://www.shutterfly.com or available through August 14, 2007 by calling 1-719-457-0820; passcode 9149255.
About Non-GAAP Financial Information

When used in connection with historical results and forward-looking guidance, the non-GAAP financial measure Adjusted EBITDA is defined by the Company as earnings before interest, taxes, depreciation, amortization and stock-based compensation.
To supplement the Company’s consolidated financial statements presented on a GAAP basis, we believe that these non-GAAP measures better reflect the Company’s core operating results and thus are appropriate to enhance the overall understanding of the Company’s past financial performance and its prospects for the future. These adjustments to the Company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company’s underlying operational results and trends and performance. Management uses these non-GAAP measures to evaluate the Company’s financial results, develop budgets and manage expenditures. The presentation of additional information is not meant to be considered in isolation or as a substitute for or superior to net income (loss) or net income (loss) per share prepared in accordance with GAAP.
About Shutterfly
Founded in 1999, Shutterfly, Inc. is an Internet-based social expression and personal publishing service. Shutterfly provides high quality products and world class services that make it easy, convenient and fun for consumers to preserve their digital photos in a creative and thoughtful manner. Shutterfly’s flagship product is its award-winning Photo Book line, which helps consumers celebrate memories and tell their stories in professionally bound coffee table books. The Company has more than 1.5 billion images stored in its digital archive. More information about Shutterfly (NASDAQ: SFLY) is available at www.shutterfly.com. Shutterfly and Shutterfly.com are trademarks of Shutterfly, Inc.
Notice Regarding Forward-Looking Statements
This media release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. These forward-looking statements include all statements regarding the Company’s financial expectations for the third quarter of 2007 and the full year 2007 set forth under the caption “Business Outlook,” as well as statements regarding the Company’s continued investment in infrastructure. The Company’s actual results may differ materially from those anticipated in these forward-looking statements. Factors that might contribute to such differences include, among others, our ability to expand our customer base; our ability to develop on a timely basis, as well as consumer acceptance of, new products and services; our ability to develop additional adjacent lines of business; our ability to retain and hire necessary employees, including seasonal personnel, and appropriately staff our operations; the impact of seasonality on our business; our ability to open our new manufacturing facility in Charlotte, N.C. in a timely manner; our management’s broad discretion regarding the spending of the net proceeds from our public offering; unforeseen changes in expense levels; competition, which could lead to pricing pressure; and general economic conditions. For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to our business in general, we refer you to the “Risk Factors” sections of the Company’s Form 10-Q for the quarter ended June 30, 2007, and the Company’s other filings, which are available on the Securities and Exchange Commission’s Web site at www.sec.gov. These forward-looking statements are based on current expectations and the Company assumes no obligation to update this information.

Shutterfly, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Net revenues	$29,877	$19,637	$56,582	$36,520
Cost of revenues (1)	14,832	9,756	27,866	18,505

Gross profit	15,045	9,881	28,716	18,015

Operating expenses (1):
Technology and development	6,641	4,271	12,455	8,254
Sales and marketing	7,199	4,504	12,379	8,197
General and administrative	6,741	4,301	12,705	7,698

	20,581	13,076	37,539	24,149

Loss from operations	(5,536)	(3,195)	(8,823)	(6,134)
Interest expense	(39)	(70)	(93)	(148)
Other income (expense), net	1,415	49	2,902	524

Loss before income taxes	(4,160)	(3,216)	(6,014)	(5,758)
Benefit from income taxes	1,721	1,123	2,514	2,100

Net loss	$(2,439)	$(2,093)	$(3,500)	$(3,658)

Net loss per share — basic and diluted	$(0.10)	$(0.54)	$(0.15)	$(0.95)

Weighted-average shares outstanding — basic and diluted	24,136	3,885	24,034	3,858

(1)	Stock-based compensation is allocated as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Cost of revenues	$39	$21	$77	$32
Technology and development	192	117	456	260
Sales and marketing	139	114	314	201
General and administrative	553	210	938	380

	$923	$462	$1,785	$873

Shutterfly, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value amounts)
(Unaudited)

	June 30,	December 31,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$104,011	$119,051
Accounts receivable, net	1,708	2,164
Inventories	2,042	2,493
Deferred tax asset, current portion	2,214	2,129
Prepaid expenses and other current assets	3,039	2,760

Total current assets	113,014	128,597
Property and equipment, net	39,586	30,919
Goodwill and intangible assets, net	2,968	1,396
Deferred tax asset, net of current portion	21,547	18,754
Other assets	658	494

Total assets	$177,773	$180,160

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,179	$9,385
Accrued liabilities	13,094	8,808
Deferred revenue	6,743	6,278
Current portion of capital lease obligations	1,791	1,961

Total current liabilities	24,807	26,432
Other liabilities	931	660
Capital lease obligations, less current portion	657	1,742

Total liabilities	26,395	28,834
Commitments and contingencies
Stockholders’ equity
Undesignated preferred stock, $0.0001 par value; 5,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value; 100,000 shares authorized; 24,301 and 23,705 shares issued and outstanding on June 30, 2007 and December 31, 2006, respectively	2	2
Additional paid-in-capital	185,313	181,890
Accumulated other comprehensive loss	(18)	(35)
Deferred stock-based compensation	(79)	(191)
Accumulated deficit	(33,840)	(30,340)

Total stockholders’ equity	151,378	151,326

Total liabilities and stockholders’ equity	$177,773	$180,160

Shutterfly, Inc.
Consolidated Condensed Statement of Cash Flows
(in thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2007	2006
Cash flows from operating activities:
Net Loss	$(3,500)	$(3,658)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	7,468	4,556
Amortization of intangible assets	77	158
Amortization of stock-based compensation, net of cancellations	1,785	873
Change in carrying value of preferred stock warrant liability	—	127
Loss on disposal of inventory and property and equipment	—	1
Deferred income taxes	(2,887)	(2,093)
Changes in operating assets and liabilities
Inventories	456	325
Accounts receivable, net	456	90
Prepaid expenses and other current assets	(279)	(356)
Other assets	(164)	4
Accounts payable	(6,206)	(1,410)
Accrued and other liabilities	4,541	(7,210)
Deferred revenue	465	497

Net cash provided by (used in) operating activities	2,212	(8,096)

Cash flows from investing activities:
Purchases of property and equipment, and acquisition of business	(17,701)	(6,341)

Net cash used in investing activities	(17,701)	(6,341)

Cash flows from financing activities:
Principal payments of capital lease obligations	(1,306)	(757)
Payments of IPO related costs	—	(40)
Proceeds from issuance of common stock upon exercise of stock options	1,755	59
Repurchases of common stock	—	(11)

Net cash provided by (used in) financing activities	449	(749)

Net decrease in cash and cash equivalents	(15,040)	(15,186)
Cash and cash equivalents, beginning of period	119,051	39,153

Cash and cash equivalents, end of period	$104,011	$23,967

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$114	$92
Cash paid during the period for income taxes	760	—

Shutterfly, Inc.
Non-GAAP Adjusted EBITDA Reconciliation:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Loss from operations	$(5,536)	$(3,195)	$(8,823)	$(6,134)
Add back:
Depreciation and amortization	4,029	2,448	7,545	4,714
Stock-based compensation expense	923	462	1,785	873

Non-GAAP Adjusted EBITDA	$(584)	$(285)	$507	$(547)

Metrics:

	Three Months Ended
	June 30,
	2007	2006
Customers	731,384	517,518
Orders	1,461,804	1,041,129
Average Order Value	$20.44	$18.86
Average Orders per Customer	2.0x	2.0x
Average Orders per Day	16,064	11,441